Exhibit 3.1

CERTIFICATE OF FORMATION

OF

FORD CREDIT AUTO RECEIVABLES TWO LLC

1.             The name of the limited liability company is Ford Credit Auto Receivables Two LLC (the “Company”).

2.             The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3.             The Company shall be a series limited liability company and the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series shall be enforceable against the assets of such series only, and not against the assets of the Company generally or assets allocated to another series.

4.             This Certificate of Formation shall become effective on the 29th day of January, 2001.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Ford Credit Auto Receivables Two LLC on this 29th day of January, 2001.

FORD CREDIT AUTO RECEIVABLES TWO LLC

By	/s/ Lynn Buckley
Lynn Buckley
Authorized Person

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 06:00 PM 01/29/2001
010046632 – 3349986

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:15 PM 03/21/2001
010139624 – 3349986

AMENDED CERTIFICATE OF FORMATION

OF

FORD CREDIT AUTO RECEIVABLES TWO LLC

This Amended Certificate of Formation of Ford Credit Auto Receivables Two LLC (the “Company”) dated as of March 1, 2001, has been duly executed and is being filed by the undersigned authorized person to amend the Certificate of Formation of the Company (the “Certificate”), which was filed on January 29, 2001, with the Secretary of State of the State of Delaware, as permitted by 6 Del.C. § 18-211(b).

The Certificate is hereby amended to delete the notice provision of the Company relating to the series of limited liability company interests in the Company and to correct an ambiguity in the signature block of the authorized person of the Company.

The Certificate is hereby amended in its entirety as attached.

IN WITNESS WHEREOF, the undersigned has executed this Amended Certificate of Formation of Ford Credit Auto Receivables Two LLC on this 21st day of March, 2001.

/s/ Lynn Buckley
Lynn Buckley
Authorized Person

CERTIFICATE OF FORMATION

OF

FORD CREDIT AUTO RECEIVABLES TWO LLC

1.                 The name of the limited liability company is Ford Credit Auto Receivables Two LLC (the “Company”).

2.                 The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

3.                 The name and address of the registered agent for service of process on the Company in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.